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                                                                    EXHIBIT 3.32

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        BEHAVIORAL HEALTHCARE CORPORATION

                                    ARTICLE I

                                     OFFICES

                  Section 1.1. Registered Office. The registered office of the corporation shall be maintained in the City of New Castle, State of Delaware, and the corporation is the Registered Agent at such address.

                  Section 1.2. Other Offices. The corporation may also have an office or offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

             CLASSES OF STOCK; VOTING RIGHTS; STOCKHOLDERS' MEETINGS

                  Section 2.1. Classes of Stock, Voting Subordinated Notes. In accordance with the Restated Certificate of Incorporation of the corporation, the corporation has the authority to issue shares of Common Stock, par value $.01 per share, shares of Preferred Stock, par value $.01 per share, and subordinated notes (the "Notes"), with non-detachable stock purchase warrants (the "Warrants"), the holders of which Notes, to the extent provided for in the Restated Certificate of Incorporation of the corporation, are entitled to vote on each matter on which stockholders of the corporation generally are entitled to vote. Each reference herein to a "stockholder" or to "stockholders" shall, unless the context shall require otherwise, mean and apply to holders of Common Stock, Preferred Stock and holders of the Notes as long as and to the extent that the Warrants have not been exercised.

                  Section 2.2. Stockholder Votes.

                  (a) Except as otherwise provided by law, each outstanding share of Common Stock, each Note with unexercised Warrants attached and each share of Preferred Stock, if any, having voting rights shall be entitled to vote on each matter on which the stockholders of the corporation are entitled to vote. Each share of Common Stock shall be entitled to one vote. Each Note shall have the number of votes equal to the number of shares of Common Stock which the holder of such Note would obtain upon exercise of the Warrant attached to such Note, and such number of shares of Common Stock shall be included in determining the number of shares voting

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or entitled to vote on any such matter. Except as otherwise required by law, on all matters on which stockholders of the corporation are entitled to vote, holders of Notes with unexercised Warrants attached shall vote together as a single class with holders of Common Stock, regardless of whether holders of the Notes also have the right to vote separately as a class on any such matter either hereunder or under applicable law. Any such right to a separate class vote shall not be limited in any way by the participation of holders of the Notes in the vote as a single class with holders of Common Stock. Each holder of a Note with unexercised Warrants attached shall be entitled to notice of any stockholders' meeting.

                  (b) So long as any Notes with unexercised Warrants attached shall be outstanding, the Common Stock shall not have the right to vote separately as a class on any matter whatsoever. In the event that the voting rights granted to holders of Notes by the Restated Certificate of Incorporation of the corporation shall be held impermissible under applicable law or otherwise unenforceable, then whenever a vote of holders of Common Stock shall be taken
(i) the corporation shall in advance of such vote solicit the votes of holders of Notes with unexercised Warrants attached as if such voting rights were in effect, and shall communicate the results of such solicitation to holders of Common Stock (ii) holders of Common Stock shall cast their votes in such proportion as will cause the results of such vote to be proportionately the same as would have been the case had the votes of holders of Notes with unexercised Warrants attached been included in the tabulation.

                  (c) Holders of Notes with unexercised Warrants attached shall have the right to vote separately as a class with respect to any merger or consolidation of the corporation into or with another company or any sale of all or substantially all of the assets of the corporation, unless pursuant to the terms of such merger, consolidation or sale, the entire principal amount of the Notes, together with all accrued but unpaid interest thereon, shall be paid.

                  Section 2.3. Annual Meeting. The annual meeting of the stockholders shall be held at such place, date and hour as the Board of Directors shall determine and designate in the notice or waiver of notice thereof, at which they shall elect by ballot a Board of Directors and transact such other business as may properly be brought before the meeting.

                  Section 2.4. Stockholders' List. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or through a transfer agent or transfer clerk appointed by the Board of Directors. Such list shall be open to the examination of any stockholder, for purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 2.5. Special Meetings. Special meetings of the stockholders, for any

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purpose or purposes, unless otherwise prescribed by statute or by the
Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least a majority of shares of the corporation issued and outstanding and entitled to vote, by presenting a written request for such meeting to the Secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting.

                  Section 2.6. Notice of Meetings. Written notice of stockholder meetings, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting shall be deemed given when personally delivered or when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

                  Section 2.7 Quorum. The holders of a majority of the votes represented by the shares of Common Stock, Notes and shares of Preferred Stock, if any, having voting rights issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, or the President, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. At the adjourned meeting at which a quorum shall be present or represented by proxy, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 2.8. Voting. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws in respect of the vote that shall be required for a specified action, the vote of the holders of a majority of the shares of Common Stock, Notes and Preferred Stock having voting power, present in person or represented by proxy, shall decide any question brought before such meeting. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation, except as otherwise provided in the Certificate of Incorporation.

                  Section 2.9. Proxies. Each Stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

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                  Section 2.10. Calling of Stockholder Meetings; Consents of
Holders. Holders who hold ten percent of the total number of votes represented by the sum of (i) all outstanding shares of Common Stock, (ii) all outstanding Notes and (iii) all outstanding shares of Preferred Stock, if any, having voting rights (together, "Total Vote") shall have the right to call a meeting of stockholders upon the shortest notice permitted by law. Holders may act by written consent of the required percentage of the Total Vote with respect to the matter acted upon in such written consent.

                  Section 2.11. Written Consent in Lieu of Meeting. Notwithstanding anything set forth herein to the contrary, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or these Bylaws, the meeting, notice of the meeting, and vote of stockholders may be dispensed with if stockholders owning stock having not less than the minimum number of votes which, by statute, the Certificate of Incorporation or these Bylaws is required to authorize such action at a meeting at which all shares of Common Stock and Notes entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken; and such written consents shall be delivered to the corporation by delivery to its principal place of business or to the Secretary of the corporation. Delivery to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested; provided that prompt notice of the taking of such action must be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

                  Section 3.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the corporation and do all such acts and things as are not by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor these Bylaws directed or required to be exercised or done by the stockholders.

                  Section 3.2. Number of Directors; Election

                  (a) Numbers of Directors. The Board of Directors shall consist of up to eleven members. The Directors shall be elected at the annual meeting of the stockholders or as otherwise provided herein, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

                  (b) Election of Certain Designees. The provisions of Sections
1.2 and 1.3 of the corporation's Stockholders' Agreement dated November 30, 1996 (the "Stockholders' Agreement") are hereby incorporated herein by this reference.

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                  Section 3.3. Vacancies. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, a majority of the directors, though less than a quorum, or the holders of a plurality of shares issued and outstanding and entitled to vote in elections of directors, shall choose a successor or successors, or a director to fill the vacancy or newly created directorship (in each case, subject to the right of the person and entities described in the aforesaid Stockholders' Agreement to designate the individual or individuals who shall replace any director or directors previously designated by such person and entity who shall have died, resigned, retired, become disqualified, been removed from office or otherwise ceased to serve as a director of the corporation), who shall hold office for the unexpired term or until the next election of directors.

                  Section 3.4. Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as may be specified or fixed in the respective notices or waivers of notice of such meetings.

                  Section 3.5. Committees of Directors. (a) General. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more special or outstanding committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business or affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amendment to the Bylaws of the corporation; and, unless the resolution, Bylaws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

                  (b) Compensation Committee. There shall be a standing compensation committee, having the authority to review the salary of Edward A. Stack under his Employment Agreement and such committee shall be required to act by unanimous vote of all its members with respect to such salary. At least one member of such Compensation Committee shall be a director designated in accordance with the provisions of Section 1.2(a)(iv) of the aforesaid Stockholders' Agreement.

                  Section 3.6. Compensation of Directors. Directors, as such, may receive such

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stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  Section 3.7. Annual Meeting. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders each year, or at such other time as the Board of Directors shall from time to time determine or as may be specified or fixed in the notice or waiver of notice of such meeting.

                  Section 3.8. Special Meetings. Special meetings of the Board of Directors may be held at any time on the call of the President or at the request in writing of any two directors then in office. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in the notice or waiver of notice of such meeting.

                  Section 3.9. Notice of Meetings. Written notice of meetings of the Board of Directors, stating the place, date and hour of the meeting shall be given to each director at his address as it appears on the records of the corporation, or in the absence of such address, at his residence or usual place of business. If the Secretary shall fail to give notice, then the notice may be given by the President or by any one of the directors who requested the meeting. Notice shall be given at least 10 days prior to an annual meeting and at least one day prior to a special meeting (unless given by United States mail, in which case it shall be given at least five days prior to such meeting). Such notice shall be deemed given when personally delivered, when transmitted by telegram or facsimile or when deposited in the United States mail, postage prepaid, addressed to the director as set forth above. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                  Section 3.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors.

                  Section 3.11. Participation in Meeting by Means of Communication Equipment. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such

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meeting.

                  Section 3.12. Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, a majority of the total number of directors then constituting the whole Board shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days.

                  Section 3.13. Chairman of the Board. The Chairman of the Board shall preside over all meetings of the Board of Directors and shall perform such other duties as the Board of Directors may from time to time determine.

                                   ARTICLE IV

                                    OFFICERS

                  Section 4.1. Executive Officers. The executive officers of the corporation shall be a President, such number of Executive Vice Presidents and Vice Presidents, if any, as the Board of Directors may determine, a Secretary, a Treasurer and such other officers as may be determined from time to time by the Board. One person may hold any number of said offices except that the same person may not simultaneously hold the office of President and Secretary.

                  Section 4.2. Election, Term of Office and Eligibility. The executive officers of the corporation shall be elected annually by the Board of Directors at its annual meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall hold office until his successor shall have been duly chosen and qualified or until his earlier resignation or removal. None of the officers need be members of the Board.

                  Section 4.3. Subordinate Officers. The Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the chief executive officer of the corporation to appoint any such subordinate officers or agents.

                  Section 4.4. Removal. The President, any Executive Vice President or Vice President, the Secretary and/or the Treasurer may be removed at any time, either with or without

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cause, by resolution adopted by a vote of the majority of the total number of directors then constituting the whole Board. Any subordinate officer appointed pursuant to Section 4.3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers.

                  Section 4.5. Vacancies. A vacancy in any office due to death, resignation, removal, disqualification, disability or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for the regular appointment or election to such office.

                  Section 4.6. The President. The President shall be the chief executive officer of the corporation. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect, and, subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation or by these Bylaws, shall administer and be responsible for the management of the business and affairs of the corporation. He shall preside at all meetings of the stockholders; and in general he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

                  Section 4.7. Executive Vice Presidents and Vice Presidents. In the event of the absence or disability of the President, each Executive Vice President and Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The Executive Vice Presidents and Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or by the chief executive officer of the corporation.

                  Section 4.8. The Secretary. The Secretary shall:

                           (a) Keep the minutes of the meetings of the stockholders and of the Board of Directors and record all votes;

                           (b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

                           (c) Be custodian of the records and of the seal of the corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

                           (d) Have charge of the stock record books of the corporation; and

                           (e) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these Bylaws and as from time to time are assigned to him by the Board of Directors or by the chief executive officer of the

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                  corporation.

                  Section 4.9. Assistant Secretaries. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

                  Section 4.10. The Treasurer. The Treasurer shall:

                           (a) Receive and be responsible for all funds of and securities owned or held by the corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized.

                           (b) Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the chief executive officer of the corporation may require, financial and other appropriate reports on the condition of the corporation; and

                           (c) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer of the corporation.

                  Section 4.11. Assistant Treasurers. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon, the Treasurer.

                  Section 4.12. Bonds. If the Board of Directors or the chief executive officer shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors or the chief executive officer, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

                  Section 4.13. Delegation of Duties. In case of the absence of any officer of the

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corporation or for any other reason which may seem sufficient to the Board of
Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

                                    ARTICLE V

                                 SHARES OF STOCK

                  Section 5.1. Regulation. Subject to the terms of any contract of the corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

                  Section 5.2. Stock Certificates. Certificates for shares of the stock of the corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President, an Executive Vice President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the corporation or its employee. Each certificate shall exhibit the name of the corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

                  Section 5.3. Transfer of Shares. Shares of the capital stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender or cancellation of a certificate or certificates for a like number of shares. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

                  Section 5.5. Fixing Date for Determination of Stockholders of Record. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived,

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at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings by stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 5.6. Lost, Stolen and Destroyed Certificate. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VI

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                                BOOKS AND RECORDS

                  Section 6.1. Location. The books, accounts and records of the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

                  Section 6.2. Inspection. The books, accounts, and records of the corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

                  Section 6.3. Corporate Seal. The corporate seal shall contain two concentric circles between which shall be the name of the corporation and the word "Delaware" and in the center shall be inscribed the words "Corporate Seal."

                                   ARTICLE VII

                             DIVIDENDS AND RESERVES

                  Section 7.1. Dividends. The Board of Directors of the corporation, subject to any restrictions contained in the Restated Certificate of Incorporation and other lawful commitments of the corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the corporation, as defined in and computed in accordance with the General Corporation Law of the State of Delaware, or in case there shall be no such surplus, out of the net profits of the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with the General Corporation Law of the State of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

                  Section 7.2. Reserves. The Board of Directors of the corporation may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose aid may abolish any such reserve.

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                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  Section 8.1. Fiscal Year. The fiscal year of the corporation shall end on the 30th day of June of each year.

                  Section 8.2. Depositories. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

                  Section 8.3. Checks, Drafts and Notes. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

                  Section 8.4. Contracts and Other Instruments. The Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation and such authority may be general or confined to specific instances.

                  Section 8.5. Waiver of Notices. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware or the Restated Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

                  Section 8.6. Stock in Other Corporations. Any shares of stock in any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by the President, an Executive Vice President, or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this corporation by its President, an Executive Vice President or a Vice President. Shares of stock belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit

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of the corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

                  Section 8.7. Indemnification. (a) Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the laws of Delaware as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such change) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) If a claim under subsection (a) of this Section is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be

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a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

                  (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                  (e) To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                  (f) Any amendment, repeal or modification of any provision of this Section by the stockholders or the directors of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment, repeal or modification.

                  Section 8.8. Amendment of Bylaws. The stockholders, by the affirmative vote of the holders of a majority of the Common Stock, the Preferred Stock and the Notes issued and outstanding and having voting power may, at any annual or special meeting if notice of such alteration or amendment of the Bylaws is contained in the notice of such meeting, adopt, amend, or repeal these Bylaws; and alterations or amendments of the Bylaws made by the stockholders shall not be altered or amended by the Board of Directors. The provisions of Articles II and III hereof will be deemed made by the stockholders.

                  The Board of Directors, by the affirmative vote of a majority of the whole Board, may adopt, amend, or repeal these Bylaws at any meeting, except as provided in the above paragraph. Bylaws made by the Board of Directors may be altered or repealed by the stockholders.

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